UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Avenue, 12th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 547-9591

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On February 6, 2019, Relmada Therapeutics, Inc., a Nevada corporation, and Relmada Therapeutics, Inc., a Delaware corporation (collectively, the “Company”) entered into a settlement agreement, mutual release of all claims and confidentiality agreement (the “Agreement”) with Najib Babul, Laidlaw & Company (UK) Ltd., Sandesh Seth, and Sergio Traversa. Pursuant to the terms of the Agreement, all outstanding litigation between the parties will be dismissed with prejudice, including all claims and counterclaims in all legal proceedings related to Najib Babul v. Relmada Therapeutics, Inc., et al., Case No. 2:15-cv-02937-GAM, pending in the United States District Court for the Eastern District of Pennsylvania. Pursuant to the terms of the Agreement, the Company agreed to pay Dr. Babul a total of $500,000 by February 6, 2019. Pursuant to the terms of the Agreement, Dr. Babul also agreed to cancel and give up any rights or claims to 303,392 shares (the “Cancelled Shares”) of Company common stock that he was or may be entitled to pursuant to a 2014 Share Exchange Agreement among the Company and its shareholders. The Company’s issued and outstanding shares will be reduced by the Cancelled Shares.

In addition, Dr. Babul also entered into a Consulting Agreement (the “Consulting Agreement”) with the Company. Pursuant to the terms of the Consulting Agreement, Dr. Babul will act as a Drug Development and Scientific Consultant for the Company. The effective date of the Consulting Agreement is March 25, 2019 and the term is three years. The Company agreed to pay Dr. Babul a consulting fee of approximately $333,333 per year for a three year period, all of which is to be paid during 2019 in quarterly installments commencing on March 31, 2019. The Company and Dr. Babul agreed that the compensation due under the Consulting Agreement was fully earned upon the execution of the Consulting Agreement. If any payment due under the Agreement is not received on the date such payment is due, the Company must pay interest on the late payment at the Wall Street Journal Prime Rate as of the date payment was due.

The Company also provided Dr. Babul a neutral reference letter and letter stating that it has now concluded that Dr. Babul did not engage in any wrongdoing or do anything improper while employed at the Company. The Agreement also contains customary confidentiality and release provisions. A copy of the Agreement and Consulting Agreement will be included as exhibits to the Company’s Form 10-Q for the quarter ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2019	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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